EXHIBIT 99.1
COMMONLY USED TERMS AND DEFINITIONS

Unless the context otherwise requires, references to “we,” “us,” “our,” the “Partnership” or “Western Gas Partners” refer to Western Gas Partners, LP and its subsidiaries. As generally used within the energy industry and in this Item 6 of Exhibit 99.1 to this Current Report on Form 8-K, the identified terms and definitions have the following meanings:
Affiliates: Subsidiaries of Anadarko, excluding us, and includes equity interests in Fort Union, White Cliffs, Rendezvous, the Mont Belvieu JV, TEP, TEG, and FRP.
Anadarko: Anadarko Petroleum Corporation and its subsidiaries, excluding us and our general partner.
Anadarko-Operated Marcellus Interest: Our interest in the Larry’s Creek, Seely and Warrensville gas gathering systems.
Barrel or Bbl: 42 U.S. gallons measured at 60 degrees Fahrenheit.
Chipeta: Chipeta Processing, LLC.
DBJV system: The gathering system and related facilities located in the Delaware Basin in Loving, Ward, Winkler and Reeves Counties, Texas.
DBM: Delaware Basin Midstream, LLC.
EBITDA: Earnings before interest, taxes, depreciation, and amortization. For a definition of “Adjusted EBITDA,” see the caption How We Evaluate Our Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K.
Equity investment throughput: Our 14.81% share of average Fort Union throughput and 22% share of average Rendezvous throughput, but excludes throughput measured in barrels, consisting of our 10% share of average White Cliffs throughput, 25% share of average Mont Belvieu JV throughput, 20% share of average TEP and TEG throughput and 33.33% share of average FRP throughput.
Fort Union: Fort Union Gas Gathering, LLC.
FRP: Front Range Pipeline LLC.
GAAP: Generally accepted accounting principles in the United States.
General partner or GP: Western Gas Holdings, LLC.
Initial assets: The assets and liabilities of Anadarko Gathering Company LLC, Pinnacle Gas Treating LLC and MIGC LLC, which Anadarko contributed to us concurrently with the closing of our IPO in May 2008.
IPO: Initial public offering.
MBbls/d: One thousand barrels per day.
MGR: Mountain Gas Resources, LLC.
MMcf/d: One million cubic feet per day.
Mont Belvieu JV: Enterprise EF78 LLC.
Natural gas liquid(s) or NGL(s): The combination of ethane, propane, normal butane, isobutane and natural gasolines that, when removed from natural gas, become liquid under various levels of higher pressure and lower temperature.
Non-Operated Marcellus Interest: Our interest in the Liberty and Rome gas gathering systems.
OTTCO: Overland Trail Transmission, LLC.

Rendezvous: Rendezvous Gas Services, LLC.
Springfield: Springfield Pipeline LLC.
Springfield gas gathering system: Springfield's 50.1% interest in the Springfield gas gathering system, which consists of gas gathering lines located in Dimmit, La Salle, Maverick and Webb Counties in South Texas.
Springfield oil gathering system: Springfield's 50.1% interest in the Springfield oil gathering system, which consists of oil gathering lines located in Dimmit, La Salle, Maverick and Webb Counties in South Texas.
Springfield system: Consists of the Springfield gas gathering system and Springfield oil gathering system.
TEFR Interests: The interests in TEP, TEG and FRP.
TEG: Texas Express Gathering LLC.
TEP: Texas Express Pipeline LLC.
WGP: Western Gas Equity Partners, LP.
White Cliffs: White Cliffs Pipeline, LLC.

Item 6.  Selected Financial and Operating Data

The following Summary Financial Information table shows our selected financial and operating data, which are derived from our consolidated financial statements for the periods and as of the dates indicated.
The term “Partnership assets” refers to the assets owned, including the Springfield system, and interests accounted for under the equity method by us as of December 31, 2015 (see Note 9—Equity Investments in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Because Anadarko controls us through its ownership and control of WGP, which owns the entire interest in our general partner, each of our acquisitions of Partnership assets from Anadarko has been considered a transfer of net assets between entities under common control. As such, the Partnership assets we acquired from Anadarko were initially recorded at Anadarko’s historic carrying value, which did not correlate to the total acquisition price paid by us (see Note 2—Acquisitions and Divestitures in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K). Further, after an acquisition of Partnership assets from Anadarko, we may be required to recast our financial statements to include the activities of such Partnership assets from the date of common control. For those periods requiring recast, the consolidated financial statements for periods prior to our acquisition of Partnership assets from Anadarko, including the Springfield system, have been prepared from Anadarko’s historical cost-basis accounts and may not necessarily be indicative of the actual results of operations that would have occurred if we had owned the Partnership assets during the periods reported. For ease of reference, we refer to the historical financial results of the Partnership assets prior to our acquisitions from Anadarko as being “our” historical financial results.

Acquisitions. The following table presents the acquisitions completed by the Partnership since its inception, excluding the acquisition of Springfield in March 2016 (see below):

	Acquisition Date	Percentage Acquired	Affiliate or Third-party Acquisition
Initial assets (1)	05/14/2008	100%	Anadarko
Powder River assets (2)	12/19/2008	Various (2)	Anadarko
Chipeta	07/01/2009	51%	Anadarko
Granger	01/29/2010	100%	Anadarko
Wattenberg	08/02/2010	100%	Anadarko
White Cliffs (3)	09/28/2010	10%	Various (3)
Platte Valley	02/28/2011	100%	Third party
Bison	07/08/2011	100%	Anadarko
MGR	01/13/2012	100%	Anadarko
Chipeta (4)	08/01/2012	24%	Anadarko
Non-Operated Marcellus Interest	03/01/2013	33.75%	Anadarko
Anadarko-Operated Marcellus Interest	03/08/2013	33.75%	Third party
Mont Belvieu JV	06/05/2013	25%	Third party
OTTCO	09/03/2013	100%	Third party
TEFR Interests (5)	03/03/2014	Various (5)	Anadarko
DBM	11/25/2014	100%	Third party
DBJV system	03/02/2015	50%	Anadarko

(1)	Concurrently with the closing of our IPO, Anadarko contributed the initial assets to us.

(2)	Acquired the Powder River assets, which included (i) the Hilight system, (ii) a 50% interest in the Newcastle system and (iii) a 14.81% membership interest in Fort Union.

(3)	Acquired a 10% interest in White Cliffs, which consisted of a 9.6% third-party interest and a 0.4% interest from Anadarko.

(4)	Acquired Anadarko’s then-remaining 24% membership interest in Chipeta, receiving distributions related to the additional interest effective July 1, 2012.

(5)	Acquired a 20% interest in each of TEG and TEP and a 33.33% interest in FRP.

In March 2016, the Partnership acquired Anadarko’s 100% interest in Springfield. See Note 14—Subsequent Events in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K. Our consolidated financial statements include the combined financial results and operations for: (i) affiliate transactions for all periods presented, including Springfield, and (ii) third-party transactions since the acquisition date.

Divestitures. In July 2015, the Dew and Pinnacle systems in East Texas were sold to a third party.

The information in the following table should be read together with the information in the captions How We Evaluate Our Operations, Items Affecting the Comparability of Our Financial Results, Results of Operations, and Key Performance Metrics under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K:

thousands except per-unit data, throughput, Adjusted gross margin per Mcf and Adjusted gross margin per Bbl	Summary Financial Information
	2015 (1)	2014 (1)	2013 (1)	2012 (1)	2011 (1)
Statement of Income Data (for the year ended):
Total revenues	$1,752,072	$1,533,377	$1,200,060	$998,031	$932,255
Operating income (loss)	157,330	554,731	325,619	228,226	271,011
Net income (loss)	14,207	456,668	288,244	170,532	218,207
Net income attributable to noncontrolling interest	10,101	14,025	10,816	14,890	14,103
Net income (loss) attributable to Western Gas Partners, LP	4,106	442,643	277,428	155,642	204,104
General partner interest in net income (loss) (2)	180,996	120,980	69,633	28,089	8,599
Limited partners’ interest in net income (loss) (2)	(256,276)	256,509	200,866	78,863	131,560
Net income (loss) per common unit (basic) (2)	(1.95)	2.13	1.83	0.84	1.64
Net income (loss) per common unit (diluted) (2)	(1.95)	2.12	1.83	0.84	1.64
Net income (loss) per subordinated unit (basic and diluted) (2)	—	—	—	—	1.28
Distributions per unit	3.050	2.650	2.280	1.960	1.655
Balance Sheet Data (at year end):
Total assets	$7,317,903	$7,563,954	$5,338,772	$4,482,197	$3,340,941
Total long-term liabilities	3,164,387	2,713,413	1,669,777	1,383,129	923,688
Total equity and partners’ capital	3,918,028	4,568,462	3,422,675	2,865,352	2,255,111
Cash Flow Data (for the year ended):
Net cash flows provided by (used in):
Operating activities	$785,645	$694,495	$601,335	$409,448	$336,657
Investing activities	(500,277)	(2,740,175)	(1,858,912)	(1,633,408)	(569,732)
Financing activities	(254,389)	2,011,970	938,324	1,417,380	432,541
Capital expenditures	(637,503)	(804,822)	(851,771)	(913,834)	(266,402)
Throughput (MMcf/d except throughput measured in barrels):
Total throughput for natural gas assets	4,300	3,984	3,611	3,211	2,865
Throughput attributable to noncontrolling interest for natural gas assets	142	165	168	228	242
Total throughput attributable to Western Gas Partners, LP for natural gas assets (3)	4,158	3,819	3,443	2,983	2,623
Throughput (MBbls/d) for crude/NGL assets (4)	186	154	62	44	33
Key Performance Metrics (for the year ended):
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (5) (6)	$1,119,555	$993,397	$775,040	$615,177	$572,976
Adjusted gross margin for crude/NGL assets (5) (7)	131,492	103,102	31,664	20,776	4,051
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (8)	0.74	0.71	0.62	0.56	0.60
Adjusted gross margin per Bbl for crude/NGL assets (9)	1.93	1.84	1.40	1.29	0.34
Adjusted EBITDA attributable to Western Gas Partners, LP (5)	907,568	782,900	539,401	428,986	398,516
Distributable cash flow (5)	781,383	661,133	455,238	355,559	352,505

(1)
Financial information for the year ended December 31, 2015, has been recast to include the financial position and results attributable to the Springfield system, and the financial information for the years ended December 31, 2014, 2013, 2012 and 2011, has been recast to include the financial position and results attributable to the Springfield and DBJV systems. See Note 1—Summary of Significant Accounting Policies and Note 2—Acquisitions and Divestitures in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(2)
Net income (loss) earned on and subsequent to the date of our acquisitions of Partnership assets is allocated to the general partner and the limited partners, including any subordinated and Class C unitholders, in accordance with their respective ownership percentages, and when applicable, giving effect to incentive distributions allocable to the general partner. For periods prior to our acquisition of the Partnership assets, all income is attributed to Anadarko. All subordinated units were converted into common units on August 15, 2011, on a one-for-one basis. For purposes of calculating net income (loss) per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011. See Note 4—Equity and Partners’ Capital in the Notes to Consolidated Financial Statements under Item 8 of Exhibit 99.3 to this Current Report on Form 8-K.

(3)	Includes affiliate, third-party and equity investment throughput, excluding the noncontrolling interest owners’ proportionate share of throughput.

(4)
Represents total throughput measured in barrels consisting of throughput from our Springfield oil gathering system, our Chipeta NGL pipeline, our 10% share of average White Cliffs throughput, our 25% share of average Mont Belvieu JV throughput, our 20% share of average TEG and TEP throughput and our 33.33% share of average FRP throughput.

(5)
Adjusted gross margin, Adjusted EBITDA and Distributable cash flow are not defined in GAAP. For definitions and reconciliations of Adjusted gross margin, Adjusted EBITDA and Distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with GAAP, see the caption How We Evaluate Our Operations under Item 7 of Exhibit 99.2 to this Current Report on Form 8-K.

(6)
Calculated as total revenues and other for natural gas assets, less reimbursements for electricity-related expenses recorded as revenue and cost of product for natural gas assets, plus distributions from our equity investments in Fort Union and Rendezvous, which are measured in Mcf, and excluding the noncontrolling interest owners’ proportionate share of revenue and cost of product.

(7)
Calculated as total revenues and other for crude/NGL assets, less reimbursements for electricity-related expenses recorded as revenue and cost of product for crude/NGL assets, plus distributions from our equity investments in White Cliffs, the Mont Belvieu JV, and the TEFR Interests, which are measured in barrels.

(8)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (as defined above) divided by total throughput (MMcf/d) attributable to Western Gas Partners, LP for natural gas assets.

(9)	Average for period. Calculated as Adjusted gross margin for crude/NGL assets (as defined above), divided by total throughput (MBbls/d) for crude/NGL assets.

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